Exhibit 4.3.1

LDR HOLDING CORPORATION

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is entered into as of September 12, 2013, by and among LDR Holding Corporation, a Delaware corporation (the “Company”) and certain Investors set forth on Exhibit A to that certain Amended and Restated Investors’ Rights Agreement dated as of September 11, 2007, as amended (the “Investors’ Rights Agreement”). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to such terms in the Investors’ Rights Agreement.

RECITALS:

WHEREAS, the Company and the Investors have agreed to amend and restate Section 2.8 of the Investors’ Rights Agreement as set forth herein;

WHEREAS, pursuant to Section 3.9 of the Investors’ Rights Agreement, the Investors’ Rights Agreement may be waived or amended by the Company and the holders of a majority of the Registrable Securities (on an As-Exchanged Basis) (the “Investors’ Rights Requisite Consent”); and

WHEREAS, certain of the parties hereto constitute the Investors’ Rights Requisite Consent and desire to amend and restate Section 2.8.

WAIVER AND AMENDMENT:

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereby agree as follows:

1. Amendment of the Investors’ Rights Agreement.

a. Amendment to Section 1.15 of the Investors’ Rights Agreement. The Company and the parties hereto constituting the Investors’ Rights Requisite Consent hereby acknowledge and agree that the first sentence of Section 1.15 of the Investors’ Rights Agreement be and, hereby is, amended to read as follows:

Each Holder and Common Holder hereby agrees that, during the period of up to 180 days following the date of the closing of the Company’s sale of its Common Stock in a firm commitment underwritten public offering (the “Offering”) pursuant to an effective registration statement under the Securities Act, it shall not, to the extent requested by such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

(a) such agreement shall be applicable only to the first such registration statement of the Company;

(b) the restrictions set forth in this Section 1.15 shall not apply to any Holder or Common Holder that enters into a direct written agreement with the underwriter of the Offering relating to the matters addressed in this Section 1.15; and

(c) the underwriters in connection with the Offering are intended third-party beneficiaries of this Section 1.15 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

b. Amendment and Restatement of Section 2.3(b) of the Investors’ Rights Agreement. The Company and the parties hereto constituting the Investors’ Rights Requisite Consent hereby acknowledge and agree that Section 2.3(b) of the Investors’ Rights Agreement be and, hereby is, amended and restated in their entirety to read as follows:

(b) Equity Securities issued upon the closing of the Company’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act;

c. Amendment and Restatement of Section 2.8 of the Investors’ Rights Agreement. The Company and the parties hereto constituting the Investors’ Rights Requisite Consent hereby acknowledge and agree that Section 2.8 of the Investors’ Rights Agreement be and, hereby is, amended and restated in their entirety to read as follows:

The convenants set forth in this Section 2 shall terminate and be of no further force or effect immediately prior to the closing of the Company’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act.

2. Miscellaneous.

a. No Other Modifications. Except as set forth in this Amendment, all the terms and provisions of the Investors’ Rights Agreement shall continue in full force and effect.

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b. Effectiveness. This Amendment shall be effective as to each party hereto when executed by such party, and as to each other party under the Investors’ Rights Agreement upon the execution of this Amendment by the Company and a sufficient number of parties to constitute the Investors’ Rights Requisite Consent. Additional parties hereto nonetheless may be added after the effectiveness hereof.

c. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware, without giving effect to conflicts of laws principles.

d. Counterparts. This Amendment may be executed in two or more counterparts (including, without limitation, facsimile or other electronically transmitted counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 2 to Investors’ Rights Agreement effective as of the date first set forth above.

THE COMPANY:

LDR HOLDING CORPORATION

By:	/s/ Christophe Lavigne
Name:	Christophe Lavigne
Title:	President and Chief Executive Officer

LDR HOLDING CORPORATION

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 2 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR:

Telegraph Hill Partners SBIC, L.P.

By:	Telegraph Hill Partners SBIC, LLC
Its:	General Partner

By:	/s/ Robert G. Shepler
Robert G. Shepler
Managing Director

THP Affiliates Fund, LLC

By:	Telegraph Hill Partners Investment Management, LLC
Its:	Manager

By:	Telegraph Hill Partners Management Company LLC
Its:	Manager

By:	/s/ Robert G. Shepler
Robert G. Shepler
Managing Director

LDR HOLDING CORPORATION

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 2 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR:

Telegraph Hill Partners II, L.P.

By:	Telegraph Hill Partners II Investment Management, LLC
Its:	General Partner

By:	Telegraph Hill Management Company LLC
Its:	Manager

By:	/s/ Robert G. Shepler
Robert G. Shepler
Managing Director

THP II Affiliates Fund, LLC

By:	Telegraph Hill Partners II Investment Management, LLC
Its:	Manager

By:	Telegraph Hill Management Company LLC
Its:	Manager

By:	/s/ Robert G. Shepler
Robert G. Shepler
Managing Director

Telegraph Hill Partners II, L.P.

By:	Telegraph Hill Partners Investment Management, LLC
Its:	General Partner

By:	Telegraph Hill Partners Management Company LLC
Its:	Manager

By:	/s/ Robert G. Shepler
Robert G. Shepler
Managing Director

LDR HOLDING CORPORATION

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 2 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR:

AUSTIN VENTURES VIII, L.P.

By:	AV Partners VIII, L.P.
its General Partner

By:	/s/ Joe Aragona
Name:	Joe Aragona
Title:	General Partner

LDR HOLDING CORPORATION

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 2 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR:

PATH[4] INNOVATIONS LP

By:	Path[4], LLC
its General Partner

By:	/s/ Steven I. Whitlock
Name:	Steven I. Whitlock
Title:	General Partner, Co-Founder

LDR HOLDING CORPORATION

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 2 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR:

FCPR R CAPITAL TECHNOLOGIES

By:	Rothschild & Cie Gestion
its Managing Company

By:	/s/ Pierre Remy
Name:	Pierre Remy
Title:	Managing Partner

FCPR R CAPITAL PRIVE TECHNOLOGIES

By:	Rothschild & Cie Gestion
its Managing Company

By:	/s/ Pierre Remy
Name:	Pierre Remy
Title:	Managing Partner

FCPR R CAPITAL III

By:	/s/ Pierre Remy
Name:	Pierre Remy
Title:	Managing Partner

PO CAPINVEST 1 SAS

By:	/s/ Alain PEIGNEUX
Name:	Alain PEIGNEUX
Title:	Director

FIN PO, S.A.

By:	/s/ Alain PEIGNEUX
Name:	Alain PEIGNEUX
Title:	Director

LDR HOLDING CORPORATION

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 2 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR:

PINTO TECHNOLOGY VENTURES, L.P., a Delaware Limited Partnership

By: PINTO TECHNOLOGY VENTURES, GP, L.P., its General Partner

By: PINTO TV GP COMPANY, LLC, its General Partner

By:	/s/ Matthew S. Crawford
Name:	Matthew S. Crawford
Title:	Managing Director

LDR HOLDING CORPORATION

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 2 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR:

VERWALTUNGSGESELLSCHAFT AD. KRAUTH

By:	/s/ Stefan Widensohler
Name:	Stefan Widensohler
Title:	President and CEO

LDR HOLDING CORPORATION

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 2 to Investors’ Rights Agreement effective as of the date first set forth above.

PUT HOLDERS:

/s/ Christophe Lavigne
Christophe Lavigne

/s/ Hervé Dinville
Hervé Dinville

/s/ Patrick Richard
Patrick Richard

/s/ Jean-Louis Medus
Jean-Louis Medus

LDR HOLDING CORPORATION

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE